Exhibit 10.8.1
SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
     THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of July 31, 2007 (“Agreement”) by and among PDG Environmental, Inc., a Delaware corporation (“Parent”), Project Development Group, Inc., a Pennsylvania corporation (“Project”), Enviro-Tech Abatement Services, Co., a North Carolina corporation (“Enviro-Tech”), and PDG, Inc., a Pennsylvania corporation (“PDG”), (Parent, Project, Enviro-Tech and PDG collectively, the “Initial Borrowers”), Flagship Restoration, Inc., a Delaware corporation (“Flagship”), and Servestec, Inc., a Florida corporation (Initial Borrowers, Flagship and Servestec, collectively, the “Borrowers”) and Sky Bank, an Ohio banking institution having an office at 1 East State Street, Sharon, Pennsylvania 16146 (“Bank”).
     WHEREAS, the Bank has provided certain loans to Borrowers pursuant to the terms of a an Amended and Restated Credit Agreement dated as of June 9, 2006 and a Waiver and First Amendment to Amended and Restated Loan Agreement dated as of May 15, 2007, between the Borrowers and the Bank (together with all prior and future amendments, extensions, modifications and restatements thereof, the “Credit Agreement”); and
     WHEREAS, the loans made in accordance with the Credit Agreement (“Loans”) are evidenced by (i) the Facility A Note in the principal amount of $400,000, (ii) the Facility D Note in the maximum aggregate amount of $15,000,000, and (iii) the Facility F Loans in the principal amount of $400,000 executed by Borrowers in favor of the Bank; and
     WHEREAS, the indebtedness and obligations evidenced by the Notes are secured by, among other things, Borrowers’ inventory, accounts, accounts receivable, the proceeds and products of the foregoing, and all other property identified in the Security Agreements executed by Borrowers in favor of the Bank (together with all prior and future amendments, extensions, modifications and restatements thereof, collectively the “Security Agreements”); and
     WHEREAS, the Credit Agreement, the Notes, the Security Agreements, and this Agreement, and any and all other documents, agreements, and instruments entered into in connection with any of the foregoing are collectively referred to as the “Loan Documents”; and
     WHEREAS, the Borrowers have requested the Bank to amend certain provisions of the Loan Documents; and
     WHEREAS, the Bank is willing to amend certain provisions of the Loan Documents subject to the terms and conditions set forth in this Agreement; and
     NOW THEREFORE, the parties hereto for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, covenant and agree as follows:

1. Affirmation of Recitals. The recitals set forth above are true and correct and incorporated herein by reference.
2. Definitions. All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to such terms in the Loan Documents.
3. Amendments to Credit Agreement. Effective from and after the date hereof, the Credit Agreement is hereby amended as follows:
          (a) The defined term “Facility D Expiry Date” shall mean June 6, 2009.
          (b) The following language shall be inserted into the Credit Agreement as Section 2.14 thereof:
“Section 2.14 Interest Rate Incentive Pricing. If, based on the 10-Q filed with the Securities and Exchange Commission, the Debt to Worth Ratio at the end of each fiscal quarter is equal to or less than 2.0, then, during the subsequent fiscal quarter (and only the subsequent fiscal quarter unless the foregoing condition is satisfied again), interest on the Facility D Loans shall be reduced to an annual rate equal to the Prime Rate.”
          (c) The last paragraph of Section 5.01(a) Reporting and Information Requirements is hereby amended and restated as follows:
“In addition to the annual reports required as set forth above, Borrower shall be required to furnish Bank with, within thirty (30) days of the end of each month, monthly statements of income and retained earnings (setting forth in comparative form actual performance versus budgeted figures, including an explanation for any significant variances between such figures) and cash flow and balance sheets, all in reasonable detail. Borrower shall also be required to furnish Bank with, within thirty (30) days after the end of each quarter, an officer’s certificate as more particularly described in Section 5.01 (c) below, stating that no Event of Default or Potential Default exists and that Borrower is in compliance with the financial covenants set forth in Sections 5.13, 5.14, 5.15 and 5.20. Borrower shall also be required to furnish Bank with, within thirty (30) days of the end of each month, monthly back-log reports and monthly job status reports, including an explanation of any significant variances. Borrower shall be required to furnish Bank with, within five (5) days of such filings, a copy of all of its public filings and disclosures, including its 10K statements, 10Q statements, and interim statements.”
          (d) Section 5.14 Debt to Worth Ratio is hereby amended and restated in its entirety to read as follows:

“Borrowers shall maintain a Debt to Worth Ratio of not greater than 2.75 to 1.0 on April 30, 2007; 2.50 to 1.0 on July 31, 2007; 2.25 to 1.0 on October 31, 2007 and at the end of each fiscal quarter thereafter. This Ratio shall be tested at the end of each fiscal quarter.”
          (e) The last sentence of Section 5.01(f) Visitation; Audits shall be amended and restated as follows:
“Borrower and Bank acknowledge that a field audit on the Borrowing Base will be performed by Sisterson (or another auditor acceptable to Bank in its sole discretion) on an annual basis, or more frequently if so requested by Bank.
4. Collateral. The Obligations shall continue to be secured by a first priority security interest in and lien upon all of the Borrowers’ inventory, accounts, accounts receivable, and the proceeds and products thereof, and all of the other property that may be identified in the Security Agreement and the Mortgage.
5. Conditions to this Agreement. The obligation of the Bank to enter into this Agreement and to continue to make any loan or advance under the Credit Agreement is subject to the satisfaction of the following further conditions:
     (a) This Agreement shall have been executed by the Borrower and delivered to the Bank by 5:00 p.m. (Pittsburgh, PA time) on August 2, 2007;
     (b) Corporate resolutions and other certifications by or on behalf of the Borrowers, in form and substance required by the Bank in its sole and absolute discretion and such resolutions and certifications shall have been delivered to the Bank by 5:00 p.m. (Pittsburgh, PA time) on August 2, 2007;
     (c) Each of the Borrowers shall bring down, as of the date hereof, each of the representations and warranties contained in this Agreement and the Credit Agreement, respectively; and
     (d) The Borrowers shall pay to the Bank all fees provided for in Section 11 hereof by August 2, 2007.
6. Acknowledgment of No Claims. Each of the Borrowers acknowledges and agrees that it (a) has no claims, counterclaims, setoffs, actions or causes of action of any kind or nature whatsoever against the Bank or any of its directors, officers, employees, agents, attorneys, legal representatives, successor or assigns, that directly or indirectly arise out of or are based upon or in any manner connected with any Prior Related Event, (b) certifies that there is no impairment of the validity or enforceability of this Agreement or any of the Loan Documents to which it is a party, and (c) hereby waives and releases the same. As used herein the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, was permitted or begun prior to the execution of this Agreement and occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of this Agreement or any of the Loan Documents (or prior iterations thereof), or which was related or connected in any manner, directly or indirectly, to the loans made or secured pursuant thereto or evidenced thereby.
7. No Bankruptcy Intent. Each of the Borrowers represents and warrants that it has no present intent (i) to file any voluntary petition under any chapter of the Bankruptcy Code, title 11 U.S.C., or in any manner seek relief, protection, reorganization, liquidation or dissolution, or similar relief for borrowers under any other state, local, federal or other insolvency laws, either at the present time, or at any time hereafter, or (ii) directly or indirectly to cause any involuntary petition to be filed against any Borrower, or directly or indirectly to cause any Borrower to become the subject of any proceedings pursuant to any other state, federal or other insolvency law providing for the relief of borrowers, either at the present time, or at any time hereafter, or (iii) directly or indirectly to cause any interest of any Borrower to become the property of any bankrupt estate or the subject of any state, federal or other bankruptcy, dissolution, liquidation or insolvency proceedings.
8. No Fraudulent Intent. Neither the execution and delivery of this Agreement, nor the performance of any actions required hereunder or described herein is being consummated by any Borrower with or as a result of any actual intent by such Borrower to hinder, delay or defraud any entity to which such Borrower is not or will hereafter become indebted.
9. Extension Fee; Reimbursement of Expenses.
     On the date hereof, Borrowers shall pay Bank an extension fee of Thirty Thousand 00/100 Dollars ($30,000.00). In addition, the Borrowers, jointly and severally, agree to pay or cause to be paid and save the Bank harmless against liability for the payment of all out-of-pocket expenses incurred by the Bank, including without limitation, appraisals, environmental consultants, accountants and other professional experts or independent contractor fees, costs and expenses and fees and expenses of legal counsel (including inside counsel) (a) arising in connection with the development, preparation, printing, execution, administration, interpretation and performance of this Agreement and any of the Loan Documents, (b) relating to any requested amendments, waivers or consents pursuant to the provisions hereof or thereof whether or not such are implemented, and (c) arising in connection with the enforcement of this Agreement or any Loan Documents, including the proof and allowability of any claim arising thereunder, whether in bankruptcy or receivership proceedings or otherwise and monitoring and otherwise participating in any bankruptcy, receivership or similar proceeding involving or affecting the Borrower or any other person or entity which may have any liability for any of the obligations of the Borrower under this Agreement and the Loan Documents.
10. Notices. Any notice or other written communication required hereunder shall be in writing and shall be deemed to have been validly delivered (a) upon deposit in the United States mail, with proper postage prepaid, (b) by hand delivery, or (c) by overnight express mail courier, and addressed to the party to be notified at the following address or to such other address as each party may designate for himself or herself in writing by like notice:

To the Borrowers or any of them:		To the Bank:

PDG Environmental, Inc.		Sky Bank
1386 Beulah Road, Building 801		Commercial Loan Department
Pittsburgh, PA 15235		1 East State Street
Attention: John C. Regan		Sharon, PA 16146
	Attention:	Douglas K. Pyle
with a copy to		Vice President

James D. Chiafullo, Esq.		with a copy to:
Cohen & Grigsby, P.C.
11 Stanwix Street		Suzanne Ewing, Esq.
Pittsburgh, PA 15222		Buchanan Ingersoll & Rooney
20th Floor, One Oxford Centre
Pittsburgh, PA 15219
11. Due Authority; Valid and Binding. Each of the Borrowers represents that its execution and delivery of this Agreement and the carrying out of this Agreement and the Loan Documents to which it is a party, as amended hereby, will not violate any provisions of the law, its articles of incorporation or bylaws, or of any agreement or other instrument to which the it is a party or by which it is bound or to which it is subject. Each of the Borrowers further represent that this Agreement has been duly authorized by all necessary action and this Agreement and the Loan Documents to which it is a party, as amended, constitute legal, valid and binding obligations of such party, enforceable in accordance with the terms hereof.
12. Entire Agreement; Governing Law. This Agreement sets forth the entire agreement relating to the subject matter hereof and supersedes all prior statements, agreements and understandings, whether written or oral, relating thereto. None of the provisions hereof may be waived, changed or terminated, except by a writing signed by the parties hereto. This Agreement and the respective rights and obligations created hereby shall be interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be wholly performed within such Commonwealth. The paragraph titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement to the parties hereto.
13. Jurisdiction and Venue. The parties hereto agree that the United States District Court for the Western District of Pennsylvania and the Court of Common Pleas of Allegheny County, Pennsylvania, may have jurisdiction to hear and determine any claims or disputes as to matters pertaining to this Agreement or any matter arising therefrom. The parties hereto hereby expressly submit and consent in advance to such jurisdiction and venue in any proceeding commenced against the parties in either of such courts. Notwithstanding the foregoing, the parties hereto reserve to themselves the right to assert federal court jurisdiction based upon diversity of citizenship or any other basis upon which such federal jurisdiction may be properly claimed and asserted and, to such end, reserve to themselves the right to remove any action commenced in the Court of Common Pleas of Allegheny County, Pennsylvania, to the United

States District Court for the Western District of Pennsylvania if such removal be authorized by law.
14. WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT.
15. ACKNOWLEDGMENT OF DISCLOSURE AND WAIVER OF CONFESSION OF JUDGMENT RIGHTS. (a) EACH OF THE BORROWERS HEREBY ACKNOWLEDGES AND AGREES THAT THE NOTE CONTAINS PROVISIONS UNDER WHICH THE BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST THE BORROWERS. EACH OF THE BORROWERS BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY JUDGMENT OR OTHER CLAIMS THAT MAY BE ASSERTED AGAINST IT BY THE BANK HEREUNDER BEFORE JUDGMENT IS ENTERED, IT HEREBY FREELY AND KNOWINGLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE BANK ENTERING JUDGMENT AGAINST IT BY CONFESSION PURSUANT TO THE TERMS THEREOF.
     (b) EACH OF THE BORROWERS ALSO ACKNOWLEDGES AND AGREES THAT THE NOTE CONTAINS PROVISIONS UNDER WHICH THE BANK, TO THE EXTENT PERMITTED BY APPLICABLE LAW MAY, AFTER ENTRY OF JUDGMENT AND WITHOUT EITHER NOTICE OR A HEARING, ATTACH, LEVY OR OTHERWISE SEIZE PROPERTY OF THE BORROWERS IN FULL OR PARTIAL PAYMENT OF THE JUDGMENT, BEING FULLY AWARE OF ITS RIGHTS AFTER JUDGMENT IS ENTERED (INCLUDING, WITHOUT LIMITATION, THE RIGHT TO MOVE TO OPEN OR STRIKE THE JUDGMENT), EACH OF THE BORROWERS HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE BANK’S TAKING SUCH ACTIONS AS MAY BE PERMITTED UNDER APPLICABLE STATE AND FEDERAL LAW WITHOUT PRIOR NOTICE TO IT.
16. Time is of the Essence. Time shall be of the strictest essence in the performance of each and every one of the Borrowers’ obligations hereunder including, without limitation, the obligations to make payments to the Bank, to furnish information to the Bank and to comply with all reporting information.
17. No Waiver of Rights under the Loan Documents. The Bank expressly reserves any and all rights and remedies available to it under this Agreement, the Loan Documents, any other agreement or at law or in equity or otherwise. No failure to exercise, or delay by the Bank in exercising any right, power or privilege hereunder or under any of the Loan Documents shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and the Loan Documents are cumulative and not exhaustive of each other or of any right or remedy provided by law or equity or otherwise. No notice to or demand upon any Borrower in any instance shall, in itself, entitle any Borrower to constitute a waiver of any right of the Bank to take any other or further action in any circumstance without notice or demand.
18. No Commitment. This Agreement is not intended as a commitment by the Bank to modify the Loan Documents in any respect or otherwise, except to the extent expressly set forth herein, and the Bank hereby specifically confirms that it makes no such commitment and specifically advises that no action should be taken by any Borrower based upon any understanding that such a commitment exists or on any expectation that any such commitment will be made in the future.
19. No Third Party Beneficiaries. This Agreement is made for the sole benefit and protection of the Bank and the Borrowers and their respective successors and permitted assigns. By execution of this Agreement, the Bank does not intend to assume and is not hereby assuming any obligation to any third party. No third party shall be or shall be deemed a beneficiary of this Agreement.
20. Marshalling; Payments Set Aside. The Bank shall not be under any obligation to marshall any assets in favor of any Borrower or any other person or against or in payment of any or all of the Obligations. To the extent that a payment or payments are made to the Bank or the Bank enforces any of its liens, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrowers, or any of them, a trustee, receiver or any other person under any law including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of any such restoration, the obligation or part thereof and any lien relating thereto originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.
21. Voluntary Agreement. Each of the Borrowers represents and warrants that it is represented by legal counsel of its choice and that it has consulted with counsel regarding this Agreement, that it is fully aware of the terms contained herein and that it has voluntarily and without coercion or duress of any kind entered into this Agreement.
22. Severability. In case any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalid, illegal or unenforceable provision shall be deemed modified to the extent necessary to render it valid while most nearly preserving its original intent.
23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
24. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Borrowers and the Bank and their respective heirs, successors and assigns; provided, however, that the Borrowers may not assign any of their rights or duties hereunder without the prior written consent of the Bank.

[SIGNATURES APPEAR ON THE NEXT PAGE.]

     WITNESS the due execution hereof with the intent to be legally bound.

ATTEST:	PDG ENVIRONMENTAL, INC.

By:	By:	/s/ John C. Regan

ATTEST:	PROJECT DEVELOPMENT GROUP, INC.

By:	By:	/s/ John C. Regan

ATTEST:	ENVIRO-TECH ABATEMENT SERVICES, CO.

By:	By:	/s/ John C. Regan

ATTEST:	PDG, INC.

By:	By:	/s/ John C. Regan

ATTEST:	FLAGSHIP RESTORATION, INC.

By:	By:	/s/ John C. Regan

ATTEST:	SERVESTEC, INC.

By:	By:

ATTEST:	SKY BANK

By:	By:	/s/ Douglas K. Pyle

Douglas K. Pyle, Vice President